EXHIBIT 99.6

AERCAP IRELAND CAPITAL DESIGNATED ACTIVITY COMPANY
AERCAP GLOBAL AVIATION TRUST

$1,000,000,000 1.899% Senior Notes due 2025

NOTEHOLDER AGREEMENT

Dated as of November 1, 2021

TABLE OF CONTENTS

1.	Transfer Restrictions	2

2.	Demand Registrations	3

3.	Restrictions on Demand Registration	6

4.	Registration Procedures	7

5.	Registration Expenses	11

6.	Indemnification	11

7.	Participation in Underwritten Registrations	13

8.	Rule 144 and 144A Reporting	14

9.	Term	14

10.	Governing Law, Dispute Resolution and Jurisdiction	14

11.	Defined Terms	15

12.	Miscellaneous	18

i

This NOTEHOLDER AGREEMENT, dated as of November 1, 2021 (this “Agreement”), is made between AerCap Holdings N.V., a Netherlands public limited liability company (together with its successors, “AerCap” or the “Company”), AerCap Ireland Capital Designated Activity Company, a designated activity company limited by shares incorporated under the laws of Ireland with registered number 535682 (the “Irish Issuer”), AerCap Global Aviation Trust, a statutory trust organized under the laws of Delaware (the “U.S. Issuer” and, together with the Irish Issuer, the “Issuers”), GE Capital US Holdings, Inc., a corporation incorporated under the laws of Delaware (together with its successors, permitted assigns and Permitted Transferees, the “Noteholder”), and the guarantors of the Notes listed on Schedule I hereto (the “Guarantors”).

A. On the date hereof, the Issuers issued to the Noteholder $1,000,000,000 aggregate principal amount of their 1.899% Senior Notes due 2025 (the “Notes”), pursuant to the Transaction Agreement, dated March 9, 2021, dated as of the date hereof (as amended by Amendment No. 1, dated as of the date hereof, and as may be further amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), among AerCap, AerCap Aviation Leasing Limited, a private company limited by shares incorporated under the laws of Ireland with registered number 689205, AerCap US Aviation LLC, a Delaware limited liability company, AerCap Ireland Capital DAC, a designated activity company with limited liability, incorporated under the laws of Ireland with registered number 535682, General Electric Company, a New York corporation (together with its successors, “GE”), GE Ireland USD Holdings ULC, a private unlimited company incorporated under the laws of Ireland with registration number 568854, GE Financial Holdings ULC, a private unlimited company incorporated under the laws of Ireland with registration number 383420, and GE Capital US Holdings, Inc., a Delaware corporation.

B. The Notes are being issued under an indenture, dated October 29, 2021, among the Irish Issuer, the U.S. Issuer, AerCap, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (as amended or supplemented from time to time, including pursuant to the third supplemental indenture relating to the Notes, dated November 1, 2021, the “Indenture”), and the Issuers’ obligations under the Notes and the applicable Indenture will be guaranteed on a senior unsecured basis (collectively, the “Guarantees”) by the Guarantors.

C. In connection with the issuance of the Notes, the Noteholder agrees to comply with certain covenants set forth herein with respect to the Notes.

D. In connection with the Completion, the Issuers and the Guarantors desire to grant to the Noteholder certain registration rights in the United States with respect to the Notes.

E. Capitalized terms used in this Agreement are used as defined in Section 11. Now, therefore, the parties hereto agree as follows:

1. Transfer Restrictions.

(a) Other than Permitted Transfers, the Noteholder shall not Transfer any Notes until the applicable Restricted Period Termination Date.

(b) “Permitted Transfer” means, in each case so long as such Transfer is in accordance with applicable Law:

(i) a Transfer of Notes to a Permitted Transferee subject to Section 1(d) below; and

(ii) a Transfer of Notes to the Irish Issuer or the U.S. Issuer.

(c) Notwithstanding anything to the contrary contained herein, including the occurrence of any Restricted Period Termination Date, the Noteholder shall not Transfer any Notes other than in accordance with all applicable Laws and the other then-applicable terms and conditions of this Agreement.

(d) In connection with any Transfer to a Permitted Transferee prior to the termination of this Agreement pursuant to Section 9, the Noteholder shall cause any Permitted Transferee, to the extent it has not already done so, to execute a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Permitted Transferee agrees to become a party to this Agreement and to be a “Noteholder” for all purposes of this Agreement and provides notice information for the purposes of Section 12(j).

2. Demand Registrations.

(a) Short-Form Registration. At any time after the date that is 60 days prior to the earliest Restricted Period Termination Date, so long as the Noteholder holds Notes and such securities are Registrable Securities and so long as the Issuers and the Guarantors are eligible to use Form F-3 or, if at such time the Company is not a “foreign private issuer” within the meaning of Rule 3b-4 under the Exchange Act, Form S-3 (or a comparable form) for the registration of the Notes, the Noteholder may make one or more Registration Requests to the Company covering all or a portion of the Registrable Securities held by it and no longer subject to the transfer restrictions set forth in Section 1 pursuant to a shelf registration for the sale or distribution of such Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (a “Shelf Registration”). Any Shelf Registration shall provide for the resale of the Notes from time to time by and pursuant to any method or combination of methods legally available to the Noteholder (including, without limitation, an underwritten offering, a direct sale to purchasers, a sale to or through brokers, dealers or agents, a sale over the internet, block trades, derivative transactions with third parties and hedging transactions). The Issuers and the Guarantors shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Shelf Registration Statement in accordance with the intended methods of disposition by the Noteholder.

(b) Other Demand Registration. At any time after the date that is 60 days prior to the earliest Restricted Period Termination Date, so long as the Noteholder holds Notes and such securities are Registrable Securities, if the Issuers and the Guarantors are not eligible to use Form F-3 or Form S-3 (or a comparable form) for the registration of the Notes, the Noteholder may make one or more Registration Requests other than pursuant to a Shelf Registration covering all or a portion of the Registrable Securities held by it and no longer subject to the transfer restrictions set forth in Section 1 pursuant to the Securities Act. The Issuers and the Guarantors shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement in accordance with the intended methods of disposition by the Noteholder.

(c) The Issuers and the Guarantors, within thirty (30) days of the date on which the Company receives a Registration Request given by the Noteholder in accordance with Section 2(a) or Section 2(b) hereof, will file with the Commission, and the Issuers will thereafter use commercially reasonable efforts to cause to be declared effective as promptly as practicable, a Registration Statement on the appropriate form for the registration and sale, in accordance with the intended method or methods of distribution, of the aggregate principal amount of Registrable Securities specified by the Noteholder in such Registration Request (it being agreed that the Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act if Rule 462(e) is available to the Issuers and the Guarantors); provided, however, that the Issuers and the Guarantors shall not be obligated to give effect to any Registration Request if, in the reasonable judgment of AerCap, it is not feasible for the Issuers and the Guarantors to proceed with such registration because of the unavailability of audited or other required financial statements of AerCap or any other Person; provided that the Issuers and the Guarantors shall use their commercially reasonable efforts to obtain such financial statements as promptly as practicable.

(d) The Issuers and the Guarantors will use commercially reasonable efforts to keep each Shelf Registration Statement filed pursuant to this Section 2 continuously effective and usable for the resale of the Registrable Securities covered thereby (including by renewing or refiling upon expiration) until the earlier of (i) to the extent applicable, the expiration date contemplated by Rule 415(a)(5) under the Securities Act after giving effect to the grace period contemplated thereby and (ii) the date on which all of the Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement; provided that, if on the third (3rd) anniversary date of the effectiveness of a Shelf Registration Statement, Registrable Securities covered by such Shelf Registration Statement remain unsold, the Issuers and the Guarantors shall re-file such Shelf Registration Statement (or file a new Shelf Registration Statement) upon its expiration and keep such re-filed (or new) Shelf Registration Statement effective and usable for the aforesaid period. The time period for which the Issuers and the Guarantors are required to maintain the effectiveness of any Registration Statement is hereinafter referred to as the “Effectiveness Period”.

(e) After the earliest Restricted Period Termination Date, at any time that any Shelf Registration is effective, if the Noteholder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering or distribution of all or part of its Registrable Securities included by it on any Shelf Registration (a “Shelf Offering”) and stating the aggregate principal amount of the Registrable Securities to be included in the Shelf Offering, then the Issuers and the Guarantors shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering; provided that, for the avoidance of doubt, in no event shall the Issuers and the Guarantors be required to effect a Shelf Offering covering securities that remain subject to the transfer restrictions set forth in Section 1.

(f) Selection of Underwriters. If the Noteholder intends to distribute the Registrable Securities covered by any Registration Request or Take-Down Notice by means of an underwritten offering, the Noteholder will so advise the Company as a part of the Registration Request or Take-Down Notice. Subject to the last sentence of this Section 2(f), the Noteholder shall have the right to cause the Issuers and the Guarantors to effect up to three (3) such underwritten offerings in any 12-month period pursuant to a Registration Request or Take-Down Notice. In connection with any such underwritten offering, (i) if there are three or fewer total joint book-running managing underwriters, the Company will have the right to appoint one such joint book-running managing underwriter, and (ii) if there are more than three total joint book-running managing underwriters, the Company will have the right to appoint two such joint book-running managing underwriters, and in each case the Noteholder will have the right to appoint the remaining joint book-running managing underwriters; provided that each of the joint book-running managing underwriters appointed pursuant hereto will have equally shared responsibilities and economics, including for investor meetings and allocating the order book with all other joint book-running managing underwriters. In such an underwritten offering, the Noteholder (together with the Issuers and the Guarantors) will enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such offering. If the Noteholder disapproves of the terms of the underwriting, the Noteholder may elect to withdraw therefrom by written notice to the Company and the joint book-running managing underwriters; provided, however, that such attempted offering will count as one of the Noteholder’s three (3) underwritten offerings described above. Notwithstanding anything in this Agreement to the contrary, an attempted offering will not count as one of the Noteholder’s three (3) underwritten offerings described above if the Noteholder’s decision to withdraw from, terminate, abandon or cancel such offering results from or arises out of an action by the Issuers or the Guarantors that could reasonably be expected to adversely affect the timing, marketability or offering price of the securities contemplated to have been offered in such registration.

(g) Restrictions on Underwritten Offerings. Notwithstanding anything in this Section 2 to the contrary, the Noteholder may not make, and the Issuers and the Guarantors will not be obligated to effect, an underwritten offering unless the aggregate principal amount of Registrable Securities being offered in such underwritten offering is at least $150,000,000 (unless the Noteholder is proposing to sell all of its remaining Notes). In addition, the Noteholder may not, without the Company’s prior written consent, launch any offering within 90 days of any other underwritten offering of Registrable Securities by the Noteholder.

(h) No Other Demand Registrations. The Issuers and the Guarantors will not include in any underwritten registration pursuant to Section 2 any securities that are not Registrable Securities of the Noteholder without the Noteholder’s consent.

3. Restrictions on Demand Registration.

(a) Right to Defer or Suspend Registration. In the event that AerCap determines in good faith that any one or more of the following circumstances exist, the Issuers and the Guarantors may, at their option, (x) defer any registration of Registrable Securities in response to a Registration Request or (y) require the Noteholder to suspend any offering of Registrable Securities pursuant to a Registration Statement for the periods specified:

(i) if AerCap is subject to any of its customary suspension or blackout periods, for all or part of such period;

(ii) if any offering would occur during the period commencing 15 days prior to any scheduled investor day presentation of AerCap and ending two days after the furnishing to the Commission of the Form 6-K or Form 8-K reporting the substance of such investor day presentation, for the duration of such period; and

(iii) for not more than sixty (60) days in the aggregate in any 180-day period, if AerCap believes that an offering would require an Issuer or any Guarantors, under applicable securities laws and other laws, to disclose material non-public information that would not otherwise be required to be disclosed at that time and AerCap believes in good faith that such disclosures at that time would not be in the best interests of an Issuer or any Guarantor; provided that this exception shall continue to apply only during the time that such material non-public information has not been disclosed and remains material; provided, further, that upon disclosure of such material non-public information, the Issuers or the Guarantors shall (x) notify the Noteholder; (y) terminate any deferral or suspension it has put into effect; and (z) take such actions necessary to permit registered sales of Registrable Securities as required or contemplated by this Agreement, including, if necessary, the preparation and filing of a post-effective amendment or prospectus supplement so that the Registration Statement and any prospectus forming a part thereof will not include an untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b) Limitation on Deferrals and Suspensions. The Issuers and the Guarantors shall not be permitted to defer registration or require the Noteholder to suspend an offering pursuant to this Section 3 if the duration of all such deferrals or suspensions would for any individual deferral or suspension pursuant to Section 3(a)(i), (ii) or (iii) exceed sixty (60) consecutive days or if the duration of all such deferrals or suspensions would in the aggregate exceed one hundred twenty (120) days in any 12-month period.

(c) If the Issuers and the Guarantors defer any registration of Registrable Securities in response to a Registration Request or Take-Down Notice or require the Noteholder to suspend any offering of Registrable Securities, the Noteholder shall be entitled to withdraw such Registration Request or such Take-Down Notice, as the case may be, and if it does so, such request shall not be treated for any purpose as an exercise of a Registration Request or the delivery of a Take-Down Notice pursuant to Section 2 and, for the avoidance of doubt, such offering will not count as one of the three (3) underwritten offerings described in Section 2(f) of this Agreement.

4. Registration Procedures. In connection with the registration obligations of the Issuers and the Guarantors pursuant to and in accordance with Section 2, the Issuers and the Guarantors will use commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof. Without limiting the generality of the foregoing, the Issuers and the Guarantors will, as expeditiously as possible:

(a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, subject to Section 2(c) of this Agreement, make all required filings with FINRA and thereafter use commercially reasonable efforts to cause such Registration Statement to become effective upon filing but in any event not later than thirty (30) days after the filing of such Registration Statement; provided that before filing a Registration Statement or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act that are incorporated or deemed to be incorporated by reference into the Registration Statement), the Issuers will furnish to the Noteholder copies of all documents proposed to be filed. If the Noteholder informs the Issuers in writing within five Business Days that it has any objections to the filing of such Registration Statement, amendment or supplement, the Issuers will not file such Registration Statement, amendment or supplement prior to the date that is five Business Days from the date the Noteholder received such document. The Issuers will not file any Registration Statement or amendment or supplement to such Registration Statement to which the Noteholder will have reasonably objected in writing on the grounds that (and explaining why) such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

(b) prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (i) not less than the Effectiveness Period or, if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the Noteholder, set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Noteholder set forth in such Registration Statement;

(c) furnish to the Noteholder, without charge, such number of conformed copies of such Registration Statement and of each post-effective amendment thereto, and deliver, without charge, such number of copies of each preliminary prospectus, final prospectus, all exhibits and other documents filed therewith and such other documents as the Noteholder may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by it;

(d) use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Noteholder reasonably requests in writing (provided that none of the Issuers or the Guarantors will be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e) promptly notify the Noteholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as promptly as practicable, prepare and furnish to the Noteholder a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f) promptly notify the Noteholder (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for such purpose, (iv) of the receipt by the Issuers or the Guarantors or their legal counsel of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) the happening of any event that requires the Issuers or the Guarantors to make changes in any effective Registration Statement or the prospectus related to such Registration Statement necessary to make the statements in such Registration Statement not misleading or the statements in such prospectus not misleading in light of the circumstances in which they were made (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made);

(g) if, upon sale pursuant to this Agreement, the Notes of a series will share the same non-economic terms (other than maturity) with any outstanding series of notes previously issued by AerCap or one or more of its Subsidiaries and such notes are listed on a securities exchange, use commercially reasonable efforts to cause such Notes to be so listed;

(h) enter into such customary agreements (including underwriting agreements in form, scope and substance as is customary in underwritten offerings) and take all such appropriate and reasonable other actions as the Noteholder or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i) if such offering is an underwritten offering, make available for inspection by the Noteholder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Noteholder or any such underwriter, all financial and other records and pertinent corporate documents of the Company as will be reasonably necessary to enable them to exercise their due diligence responsibilities, provided that the Noteholder, any such underwriter and any attorney, accountant or other agent retained by the Noteholder or any such underwriter will enter into a confidentiality agreement reasonably satisfactory to the Company;

(j) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement of AerCap and its Subsidiaries covering the period of at least twelve months beginning with the first day of AerCap’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use commercially reasonable efforts promptly to obtain the withdrawal of such order at the earliest practicable time;

(l) enter into such agreements and take such other actions as the Noteholder or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for and participating in such number of “road shows”, and all such other customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition, including, as the underwriters reasonably request, making members of senior management of AerCap, as would customarily participate in “road show” and other customary marketing activities for an offering by AerCap comparable to such offering in size and type of securities offered, cooperate with the managing underwriters or underwriter and make themselves available to participate on a reasonable basis in “road show” and other customary marketing activities in such locations (domestic and foreign) as recommended by the managing underwriters or underwriter (including one-on-one meetings with prospective purchasers of the Registrable Securities);

(m) if such offering is an underwritten offering, use commercially reasonable efforts to obtain one or more comfort letters, addressed to the underwriters and the Noteholder (provided that AerCap’s independent public accountants will address a comfort letter to the Noteholder), dated the effective date of, or the date of the closing under, the underwriting agreement for such offering, signed by AerCap’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters in underwritten offerings;

(n) if such offering is an underwritten offering, use commercially reasonable efforts to provide legal opinions of the Issuers’ and the Guarantors’ outside counsel, addressed to the underwriters, dated the effective date of, or the date of the closing under, the underwriting agreement for such offering, each amendment and supplement thereto, with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

(o) make available to the Noteholder each item of correspondence from the Commission or the staff of the Commission (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange) and each item of correspondence written by or on behalf of the Company or the Guarantors to the Commission or the staff of the Commission (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, other than, in each case, any item of correspondence relating to any reports delivered or required to be delivered under the Exchange Act whether or not in connection with such Registration Statement;

(p) use commercially reasonable efforts to procure the cooperation of the applicable trustee in settling any transfer of Registrable Securities, including with respect to the transfer of any physical certificates into book-entry form in accordance with any procedures reasonably requested by the Noteholder or the underwriters; and

(q) if required under applicable law and not already so qualified, cause any applicable Indenture to be qualified under the Trust Indenture Act of 1939, as amended.

The Company and the Guarantors agree not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, that refers to the Noteholder by name, or otherwise identifies the Noteholder as the holder of any securities of the Company or the Guarantors, without the consent of the Noteholder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by applicable law.

The Company may require the Noteholder to furnish the Company with such information regarding the Noteholder pertinent to the disclosure requirements relating to the registration and the distribution of any securities as the Company may from time to time reasonably request in writing. If within 20 days of the receipt of a written request from the Company, the Noteholder fails to provide to the Company any information relating to the Noteholder that is required by applicable law to be disclosed in the Registration Statement, the Issuers shall not be obligated to file such Registration Statement and/or may exclude the Noteholder’s Registrable Securities from such Registration Statement.

The Noteholder agrees that, upon receipt of any notice from the Issuers or the Guarantors of the happening of any event of the kind described in Section 4(e), 4(f)(ii) or 4(f)(iii) hereof, the Noteholder shall discontinue disposition of any Registrable Securities covered by such Registration Statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(c) hereof, which supplement or amendment shall be prepared and furnished as soon as reasonably practicable, or until the Noteholder is advised in writing by the Issuers or the Guarantors that the use of the applicable prospectus may be resumed, and has received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Issuers or the Guarantors, the Noteholder shall use its commercially reasonable efforts to return to the Issuers and the Guarantors all copies then in its possession, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as practicable after the Issuers and the Guarantors have determined that the use of the applicable prospectus may be resumed, the Issuers and the Guarantors will notify the Noteholder. In the event the Issuers or the Guarantors invoke an Interruption Period hereunder and in the reasonable discretion of the Issuers the need for the Issuers or the Guarantors to continue the Interruption Period ceases for any reason, the Issuers and the Guarantors shall, as soon as reasonably practicable, provide written notice to the Noteholder that such Interruption Period is no longer applicable. Notwithstanding anything in this paragraph to the contrary, no Interruption Period shall exceed sixty (60) days and, in any calendar year, no more than one hundred twenty (120) days in the aggregate may be part of an Interruption Period.

5. Registration Expenses.

(a) The Issuers and the Guarantors will, jointly and severally, pay all expenses incidental to the Issuers’ and the Guarantors’ performance of, or compliance with, this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Issuers and the Guarantors, independent certified public accountants, the reasonable fees and expenses of one counsel to represent the Noteholder and all transportation and other expenses incurred by or on behalf of the Noteholder, the Issuers, the Guarantors or any underwriters, or any of their respective representatives, in connection with “roadshow” presentations and the holding of meetings with potential investors to facilitate the distribution and sale of the Registrable Securities. In addition, the Issuers and the Guarantors will, in any event, pay their own internal expenses (including, without limitation, all salaries and expenses of their own officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review and the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange as provided in Section 4(g).

(b) Selling Expenses will be borne by the Noteholder; provided that the Company will reimburse the Noteholder for the underwriting discount or dealer commission (or any similar such fee), incurred in connection with a sale pursuant to this Agreement, in all cases, up to one (1) percent of the gross proceeds of the Registrable Securities sold in such sale.

6. Indemnification.

(a) The Issuers and the Guarantors, jointly and severally, agree to indemnify and hold harmless, and hereby do indemnify and hold harmless, the Noteholder, its affiliates and their respective directors, officers, employees and partners and each Person who controls the Noteholder (within the meaning of the Securities Act) against, and pay and reimburse the Noteholder and any such affiliate, director, officer, employee or partner or controlling Person for, any losses, claims, damages, liabilities, joint or several, to which the Noteholder or any such affiliate, director, officer, employee or partner or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any “issuer free writing prospectus” as such term is defined under Rule 433 under the Securities Act or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Issuers and the Guarantors, jointly and severally, will pay and reimburse the Noteholder and each such affiliate, director, officer, employee, partner and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided that the Issuers and the Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or any “issuer free writing prospectus” as such term is defined under Rule 433 under the Securities Act, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Issuers or the Guarantors by the Noteholder expressly for use therein. In connection with an underwritten offering, the Issuers and the Guarantors, if requested, will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Noteholder.

(b) The Noteholder will furnish to the Company in writing such information and affidavits as the Issuers and the Guarantors may reasonably request for use in connection with any such Registration Statement or prospectus and will indemnify and hold harmless the Issuers and the Guarantors, their respective directors and officers, each underwriter and each other Person who controls any of the Issuers, the Guarantors or such underwriters (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, to which the Issuers or any Guarantors or any such director or officer, any such underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Issuers or any Guarantor by the Noteholder expressly for use therein, and the Noteholder will reimburse the Issuers or any Guarantors and each such director, officer, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided that the obligation to indemnify and hold harmless will be limited to the net amount of proceeds received by the Noteholder from the sale of Registrable Securities pursuant to such Registration Statement.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

(e) If the indemnification provided for in this Section 6 is legally unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount the Noteholder will be obligated to contribute pursuant to this Section 6(e) will be limited to an amount equal to the proceeds received by the Noteholder in respect of the Registrable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Noteholder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).

7. Participation in Underwritten Registrations.

(a) The Noteholder may not participate in any registration hereunder that is underwritten unless the Noteholder (i) completes and executes all customary questionnaires, powers of attorney, underwriting agreements and other customary documents reasonably required under the terms of such underwriting arrangements and (ii) cooperates with the Company’s requests in connection with such registration or qualification (it being understood that the failure on the part of the Issuers and the Guarantors to perform their obligations hereunder, which failure is caused by the Noteholder’s failure to cooperate, will not constitute a breach by either of the Issuers or any of the Guarantors of this Agreement).

(b) To the extent that the Noteholder is participating in any registration hereunder, the Noteholder agrees that, upon receipt of any notice from the Issuers or any Guarantor of the happening of any event of the kind described in Section 4(e) above, the Noteholder will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until the Noteholder receive copies of a supplemented or amended prospectus as contemplated by such Section 4(e).

8. Rule 144 and 144A Reporting.

(a) With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Issuers and the Guarantors agree to use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Issuers and the Guarantors under the Securities Act and the Exchange Act and keep public information available at any time when the Issuers and the Guarantors are subject to such reporting requirements.

Upon request of the Noteholder, the Issuers and the Guarantors will deliver to the Noteholder a written statement as to whether they have complied with such informational and reporting requirements and will, within the limitations of the exemptions provided by Rule 144 (as such rule may be amended from time to time) or any similar rule enacted by the Commission, instruct the applicable trustee to remove the restrictive legend affixed to any Notes to enable such Notes to be sold in compliance with Rule 144 (as such rule may be amended from time to time) or any similar rule enacted by the Commission.

(b) For purposes of facilitating sales pursuant to Rule 144A, to the extent AerCap is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Noteholder and any prospective purchaser of the Noteholder’s securities will have the right to obtain from AerCap, upon written request of the Noteholder prior to the time of sale, a copy of the most recent annual or quarterly report of AerCap, and such other reports and documents that AerCap would have been required to file if AerCap were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act as the Noteholder or prospective purchaser may reasonably request in writing in availing itself of any rule or regulation of the Commission allowing the Noteholder to sell any such securities without registration, including the information required by Rule 144A(d)(4) under the Securities Act.

9. Term. This Agreement will be effective as of the date hereof and will continue in effect thereafter until the earliest of (a) its termination by the written consent of the parties hereto or their respective successors in interest, (b) the date on which no Registrable Securities remain outstanding and (c) the dissolution, liquidation or winding up of either of the Issuers.

10. Governing Law, Dispute Resolution and Jurisdiction.

(a) This Agreement, all transactions contemplated by this Agreement, and all claims and defenses of any nature (including contractual and non-contractual claims and defenses) arising out of or relating to this Agreement, any transaction contemplated by this Agreement, and the formation, applicability, breach, termination or validity of this Agreement (each, a “Transaction Dispute”), will be exclusively governed by and construed and enforced in accordance with the internal Laws of the State of Delaware, without giving effect to any Law or rule that would cause the Laws of any jurisdiction other than the State of Delaware to be applied.

The parties expressly acknowledge and agree that (i) the requirements of 6 Del. C § 2708 are satisfied by the provisions of this Agreement and that such statute mandates the application of Laws of the State of Delaware to this Agreement, the relationship of the parties, the Transaction and the interpretation and enforcement of the rights and duties of the parties hereunder and (ii) the parties have a reasonable basis for the application of the Laws of the State of Delaware to this Agreement, the relationship of the parties, the transactions contemplated by this Agreement and the interpretation and enforcement of the rights and duties of the parties hereunder.

(b) Any Transaction Dispute will exclusively be brought and resolved in the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any Delaware state court sitting in New Castle County) and any appellate court from any of such courts. In that context, and without limiting the generality of the foregoing, each party irrevocably and unconditionally: (i) submits for itself and its property to the exclusive jurisdiction of such courts with respect to any Transaction Dispute and for recognition and enforcement of any judgment in respect thereof, and agrees that all claims in respect of any Transaction Dispute shall be heard and determined in such courts and (ii) agrees that venue would be proper in such courts, and waives any objection that it may now or hereafter have that any such court is an improper or inconvenient forum for the resolution of any Transaction Dispute. The foregoing consent to jurisdiction will not constitute submission to jurisdiction or general consent to service of process in the State of Delaware for any purpose except with respect to any Transaction Dispute.

(c) To the maximum extent permitted by Law, each party irrevocably and unconditionally waives any right to trial by jury in any forum in respect of any Transaction Dispute and covenants that neither it nor any of its Affiliates or Representatives will assert (whether as plaintiff, defendant or otherwise) any right to such trial by jury. Each party certifies and acknowledges that (i) such party has considered the implications of this waiver, (ii) such party makes this waiver voluntarily and (iii) such waiver constitutes a material inducement upon which such party is relying and will rely in entering into the Transaction Documents. Each party may file an original counterpart or a copy of this Section 10 with any court as written evidence of the consent of each party to the waiver of its right to trial by jury.

11. Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“Affiliate” has the meaning set forth in the Transaction Agreement.

“Agreement” has the meaning set forth in the preamble.

“Commission” means the United States Securities and Exchange Commission or any other federal agency administering the Securities Act.

“Company” has the meaning set forth in the preamble and includes any successor in interest thereto.

“Completion” has the meaning set forth in the Transaction Agreement.

“Completion Date” has the meaning set forth in the Transaction Agreement.

“Contract” means any contract, agreement, instrument, undertaking, indenture, commitment, loan, license, settlement, consent, note or other legally binding obligation (whether or not in writing).

“Effectiveness Period” has the meaning set forth in Section 2(d).

“Encumbrance” means any mortgage, commitment, transfer restriction, deed of trust, pledge, option, power of sale, retention of title, right of preemption, right of first refusal, executorial attachment, hypothecation, security interest, encumbrance, claim, lien or charge of any kind, or an agreement, arrangement or obligation to create any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Governmental Authority” means any supranational, national, regional, federal, state, municipal or local court, administrative body or other governmental or quasi-governmental entity or authority with competent jurisdiction (including any arbitration panel or body) exercising legislative, judicial, regulatory or administrative functions of or pertaining to supranational, national, regional, federal, state, municipal or local government, including any department, commission, board, agency, bureau, subdivision, instrumentality or other regulatory, administrative, arbitral or judicial authority.

“Guarantees” has the meaning set forth in the preamble.

“Guarantors” has the meaning set forth in the preamble, and, in each case, any successor in interest thereto.

“Indenture” has the meaning set forth in the preamble.

“Interruption Period” has the meaning set forth in Section 4.

“Irish Issuer” has the meaning set forth in the preamble and includes any successor in interest thereto.

“Issuers” has the meaning set forth in the preamble and includes any successors in interest thereto.

“Law” means any supranational, federal, state, local or foreign law (including common law), statute or ordinance, or any rule, regulation, or agency requirement of any Governmental Authority.

“Noteholder” has the meaning set forth in the preamble.

“Notes” has the meaning set forth in the preamble.

“Permitted Transfer” has the meaning set forth in Section 1(b).

“Permitted Transferee” means any wholly-owned Subsidiary of GE.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or department or agency thereof.

“Register,” “registered” and “registration” refers to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement, and compliance with applicable state securities laws of such states in which the Noteholder notifies the Company of its intention to offer Registrable Securities.

“Registrable Securities” means any Notes issued to the Noteholder pursuant to the Transaction Agreement. As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (x) they have been effectively registered or qualified for sale by a prospectus filed under the Securities Act and disposed of in accordance with the Registration Statement covering such securities, (y) they have been sold to the public through a broker, dealer or market maker pursuant to Rule 144 or other exemption from registration under the Securities Act or (z) after the two-year anniversary of the Completion Date, they are eligible to be sold pursuant to Rule 144 without volume restrictions (but shall in no event under this clause (z) cease to be Registrable Securities prior to the date that is 90 days after the first day on which the Noteholder or its affiliates no longer beneficially owns any AerCap ordinary shares). For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Registration Request” means a request by the Noteholder for the registration under the Securities Act of the Registrable Securities held by it pursuant to Section 2 of this Agreement.

“Registration Statement” means the prospectus and other documents filed with the Commission to effect a registration under the Securities Act.

“Representative” has the meaning set forth in the Transaction Agreement.

“Restricted Period Termination Date” means, (i) with respect to any Notes that are senior unsecured notes, the date that is ninety (90) days after the Completion Date, and (ii) with respect to any Notes that are subordinated unsecured notes, the date that is one hundred eighty (180) days after the Completion Date.

“Rule 144” means Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.

“Rule 144A” means Rule 144A under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.

“Securities Act” means the United States Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder.

“Shelf Offering” has the meaning set forth in Section 2(e).

“Shelf Registration” has the meaning set forth in Section 2(a).

“Shelf Registration Statement” means a Registration Statement of the Issuers filed with the Commission on Form F-3 or Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the Commission) covering the Registrable Securities.

“Subsidiary” means any corporation, partnership, joint venture, trust, limited liability company, unincorporated association or other entity in respect of which such Person, directly or indirectly: (w) is entitled to more than 50% of the interest in the capital or profits; (x) holds or controls a majority of the voting securities or other voting interests; (y) has rights via holdings of debt or other contract rights that are sufficient for control and consolidation for purposes of generally accepted accounting principles in the United States of America; or (z) has the right to appoint or elect a majority of the board of directors or persons performing similar functions.

“Take-Down Notice” has the meaning set forth in Section 2(e).

“Transaction” has the meaning set forth in the Transaction Agreement.

“Transaction Dispute” has the meaning set forth in Section 10(a).

“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, Encumbrance, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any Contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, Encumbrance, disposition or other transfer (by operation of law or otherwise), of any Notes or (ii) to enter into any swap or any other Contract, agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Note, whether any such swap, Contract, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise.

“U.S. Issuer” has the meaning set forth in the preamble and includes any successor in interest thereto.

12. Miscellaneous.

(a) No Inconsistent Agreements. The Issuers and the Guarantors will not hereafter enter into any agreement with respect to their securities which is inconsistent with or violates the rights granted to the Noteholder in this Agreement.

(b) Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto will have the right to injunctive relief, in addition to all of its other rights and remedies at law or in equity, to enforce the provisions of this Agreement, provided that the Noteholder will not have any right to an injunction to prevent the filing or effectiveness of any Registration Statement of the Issuers or the Guarantors, other than a Registration Statement filed pursuant to this Agreement in response to a Registration Request.

(c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Issuers, the Guarantors and the Noteholder. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(d) Assignment of Registration Rights. The rights of the Noteholder to registration of all or any portion of its Registrable Securities pursuant to this Agreement may be assigned by the Noteholder to any Permitted Transferee to the extent of the Registrable Securities transferred as long as (i) the Noteholder, within ten (10) days after such transfer, furnishes to the Issuers and the Guarantors written notice of the transfer to the Permitted Transferee and (ii) such Permitted Transferee agrees, following such transfer, to be subject to all applicable restrictions and obligations set forth in this Agreement, and executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Issuers and the Guarantors, in which case the applicable Permitted Transferee shall be the beneficiary of all or a portion of the rights of the Noteholder and subject to all restrictions and obligations applicable to the Noteholder pursuant to this Agreement, to the same extent as the Noteholder.

(e) Successors and Assigns. Except as provided in Section 12(d) hereof, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. If any of the Registrable Securities is converted into or exchanged or substituted for other securities issued by any other Person, as a condition to the effectiveness of the merger, consolidation, reclassification, share exchange or other transaction pursuant to which such conversion, exchange, substitution or other transaction takes place, such other Person shall become bound hereby with respect to such other securities, which shall constitute Registrable Securities.

(f) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(g) Counterparts. This Agreement may be executed simultaneously in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

(h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(i) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

(j) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing, and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following respective addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12(j):

if to the Issuers or the Guarantors:

AerCap Holdings N.V.
AerCap House
65 St. Stephen’s Green
Dublin D02 YX20
Ireland
Attention: General Counsel
Email Address: VDrouillard@aercap.com

With a copy to (which shall not constitute notice):

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019
Attention:	Craig F. Arcella
Email Address: carcella@cravath.com

if to the Noteholder:

General Electric Company
5 Necco Street
Boston, Massachusetts 02210
Attention:	Senior Counsel, Mergers & Acquisitions
Email Address:	ma.transaction@ge.com

With a copy to (which shall not constitute notice):
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention:	Scott A. Barshay
Steven J. Williams, Esq.
Email Address:	SBarshay@paulweiss.com
SWilliams@paulweiss.com

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IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of the date and year set forth above.

GE CAPITAL US HOLDINGS, INC.

By:	/s/ Robert M. Giglietti
Name: Robert M. Giglietti
Title: Senior Vice President & CFO

[Signature Page to Noteholder Agreement]

IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of the date and year set forth above.

AERCAP IRELAND CAPITAL DESIGNATED
ACTIVITY COMPANY

By:	/s/ Ken Faulkner
Name: Ken Faulkner
Title: Attorney

AERCAP GLOBAL AVIATION TRUST

By:	/s/ Ken Faulkner
Name: Ken Faulkner
Title: Authorized Signatory

AERCAP HOLDINGS N.V.

By:	/s/ Risteard Sheridan
Name: Risteard Sheridan
Title: Attorney

AERCAP AVIATION SOLUTIONS B.V.

By:	/s/ Johan-Willem Dekkers
Name: Johan-Willem Dekkers
Title: For and on behalf of AerCap Group
Services, B.V. Director

AERCAP IRELAND LIMITED

By:	/s/ Ken Faulkner
Name: Ken Faulkner
Title: Attorney

[Signature Page to Noteholder Agreement]

AERCAP U.S. GLOBAL AVIATION LLC

By:	/s/ Ken Faulkner
Name: Ken Faulkner
Title: Authorized Signatory

INTERNATIONAL LEASE FINANCE
CORPORATION

By:	/s/ Bashir Hajjar
Name: Bashir Hajjar
Title: CEO

[Signature Page to Noteholder Agreement]

Schedule I
Guarantors

Guarantors	Jurisdiction
AerCap Holdings N.V.	Netherlands

AerCap Aviation Solutions B.V.	Netherlands

AerCap Ireland Limited	Ireland

AerCap U.S. Global Aviation LLC	Delaware

International Lease Finance Corporation	California